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                                                                      Exhibit 11



                       HARTE-HANKS, INC. AND SUBSIDIARIES
                         EARNINGS PER SHARE COMPUTATIONS
                      (in thousands, except per share data)

                                                                                       Three Months Ended September 30,
In thousands, except per share amount                                                        1998              1997
-------------------------------------------------------------------------------------------------------------------------
BASIC EPS
Income from continuing operations.........................                             $       16,920     $      10,470
Income from discontinued operations.......................                                         --             5,079
                                                                                       --------------     -------------
Net Income................................................                             $       16,920     $      15,549
                                                                                       ==============     =============

Weighted-average common shares outstanding
     used in net earnings per share computations............                                   72,667            74,058
                                                                                       ==============     =============

Basic earnings per common share:
     Continuing operations..................................                           $         0.23     $        0.14
     Discontinued operations................................                                       --              0.07
                                                                                       --------------     -------------
     Net income.............................................                           $         0.23     $        0.21
                                                                                       ==============     =============

DILUTED EPS
Income from continuing operations.........................                             $       16,920     $      10,470
Income from discontinued operations.......................                                         --             5,079
                                                                                       --------------     -------------
Net Income................................................                             $       16,920     $      15,549
                                                                                       ==============     =============

Shares used in  net earnings per share computations.......                                     76,192            77,184
                                                                                       ==============     =============

Diluted earnings per common share:
     Continuing operations..................................                           $         0.22     $        0.13
     Discontinued operations................................                                       --              0.07
                                                                                       --------------     -------------
     Net income.............................................                           $         0.22     $        0.20
                                                                                       ==============     =============

Computation of shares used in net earnings per share computations:
Average outstanding common shares.........................                                     72,667            74,058
Average common equivalent shares -
     dilutive effect of option shares.......................                                    3,525             3,126
                                                                                       --------------     -------------
Shares used in net earnings per share computations........                                     76,192            77,184
                                                                                       ==============     =============


                                                                                       Nine months ended September 30,
In thousands, except per share amount                                                      1998              1997
-------------------------------------------------------------------------------------------------------------------------
BASIC EPS
Income from continuing operations.........................                             $       48,035     $      27,078
Income from discontinued operations.......................                                         --            14,833
                                                                                       --------------     -------------
Net Income................................................                             $       48,035     $      41,911
                                                                                       ==============     =============

Weighted-average common shares outstanding
     used in net earnings per share computations............                                   73,230            74,293
                                                                                       ==============     =============

Basic earnings per common share:
     Continuing operations..................................                           $         0.66     $        0.36
     Discontinued operations................................                                       --              0.20
                                                                                       --------------     -------------
     Net income.............................................                           $         0.66     $        0.56
                                                                                       ==============     =============

DILUTED EPS
Income from continuing operations.........................                             $       48,035     $      27,078
Income from discontinued operations.......................                                         --            14,833
                                                                                       --------------     -------------
Net Income................................................                             $       48,035     $      41,911
                                                                                       ==============     =============

Shares used in  net earnings per share computations.......                                     76,844            77,438
                                                                                       ==============     =============

Diluted earnings per common share:
     Continuing operations..................................                           $         0.63     $        0.35
     Discontinued operations................................                                       --              0.19
                                                                                       --------------     -------------
     Net income.............................................                           $         0.63     $        0.54
                                                                                       ==============     =============

Computation of shares used in net earnings per share computations:
Average outstanding common shares.........................                                     73,230            74,293
Average common equivalent shares -
     dilutive effect of option shares.......................                                    3,614             3,145
                                                                                       --------------     -------------
Shares used in net earnings per share computations........                                     76,844            77,438
                                                                                       ==============     =============